                                                                     Exhibit 4.3

                  TRINTECH GROUP plc DIRECTORS AND CONSULTANTS
                               SHARE OPTION SCHEME








Established by a resolution of the Board of the Company on 22nd April, 1998 and as amended from time to time by resolutions of the Board of Directors and Ordinary resolutions of the company.

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----
CLAUSE 1.    INTRODUCTION                                                      1

CLAUSE 2.    ADMINISTRATION
     2.1     Committee Composition                                             2
     2.2     Committee Responsibilities                                        2
     2.3     Notices                                                           3
     2.4     Construction                                                      4

CLAUSE 3.    SHARES AVAILABLE FOR GRANTS
     3.1     Basic Limitation                                                  5
     3.2     Additional Shares                                                 5
     3.3     Individual Limits                                                 6

CLAUSE 4.    ELIGIBILITY
     4.1     General Rules                                                     6
     4.2     Ten-Percent Shareholders                                          6

CLAUSE 5     OPTIONS
     5.1     Share Option Agreement                                            7
     5.2     Waiver of an Option                                               7
     5.3     Awards Nontransferable                                            7
     5.4     Number of Shares                                                  8
     5.5     Exercise Price                                                    8
     5.6     Exercisability and Term                                           8
     5.7     Modification or Exchange of Options                               9
     5.8     Loss of Quotation                                                 9
     5.9     Liquidation                                                      10

CLAUSE 6.    PAYMENT FOR OPTION SHARES
     6.1     General Rule                                                     10
     6.2     Exercise Sale                                                    10
     6.3     Other Forms of Payment                                           11

CLAUSE 7.    ADJUSTMENT OF SHARES
     7.1     Adjustments                                                      11
     7.2     Reorganization: Committee                                        12
     7.3     Reorganization                                                   13

     7.4     Offer for Shares where no agreed                                 14

CLAUSE 8.    LIMITATION OF RIGHTS
     8.1     Retention Rights                                                 14
     8.2     Shareholders' Rights                                             15
     8.3     Regulatory Requirements                                          15

CLAUSE 9.    WITHHOLDING TAXES                                                16

CLAUSE 10.   FUTURE OF THE SCHEME
     10.1    Term of the Scheme                                               16
     10.2    Amendment or Termination                                         16

CLAUSE 11.   DEFINITIONS                                                      17

                  TRINTECH GROUP plc DIRECTORS AND CONSULTANTS
                  --------------------------------------------

                               SHARE OPTION SCHEME
                               -------------------

1.   INTRODUCTION
     ------------

The Scheme is established pursuant to a resolution of the Board on 22nd April, 1998 following the establishment of the Trintech (Holdings) Limited Share Option 1997 Scheme which was approved by the Shareholders on 21st November, 1997. The purpose of the Scheme is to establish a share scheme as an incentive scheme to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Directors and Consultants with exceptional qualifications and (c) linking Directors and Consultants directly to stockholder interests through increased stock ownership. The Scheme seeks to achieve this purpose by providing for Awards in the form of Options. The Board may in respect of Directors and Consultants primarily liable to taxation outside the Republic of Ireland on their remuneration alter the provisions of the Scheme and of Awards for them to take account of overseas taxation or securities laws as set out in Clause 10.2.

The Scheme shall be governed by, and construed in accordance with, the laws of Ireland. In the event of any dispute in connection with the Scheme or a Share Option Agreement Participants under the Scheme shall submit to the non-exclusive jurisdiction of the Irish Courts.

2          ADMINISTRATION
           --------------

2.1        Committee Composition
           ---------------------

(i)        Multiple Administrative Bodies The Scheme may be administered by
           ------------------------------
           different Committees with respect to different groups of Participants.

(ii)       Section 162(m) To the extent that the Committee determines it to be
           -------------
           desirable to qualify Options granted hereunder to US Participants as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Scheme shall, in respect of such US Participants, be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

(iii)      Rule 16b-3 To the extent desirable to qualify transactions hereunder
           ----------
           as exempt under Rule 16b-3 of the Exchange Act ("the Rule 16b-3"), the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(v)        Other Administration Other than as provided above, the Scheme shall
           --------------------
           be administered by a Committee, which committee shall be constituted to satisfy all applicable laws, rules and regulations.

2.2        Committee Responsibilities.  The Committee shall (a) nominate the
           --------------------------
           Directors and Consultants who are to receive Awards under the Scheme,
           (b) determine the
      type, number, vesting requirements and other conditions of such Awards,
      (c) interpret the Scheme and Share Option Agreements made thereunder and
      (d) make all other decisions relating to the operation of the Scheme. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Scheme. The Committee's determination under the Scheme shall be final and binding on all persons.

2.3   Notices
      -------

      (A) To Participants.  Save as otherwise provided herein, any notice
          ---------------
          or communication to be given by the Company to any Participant may be given by personal (or corporate) delivery or by sending it by ordinary post to his last known address (or its registered office or corporate headquarters) and where a notice or communication is sent by post it shall be deemed to have been received 72 hours after it was put into the post properly addressed and stamped. All notifications, documents, Option or share certificates and other communications sent by post as aforesaid will be sent at the risk of the Participant concerned and neither the Company nor any of its Subsidiaries shall have any liability whatsoever to any Participant in respect of any notification, document, Option or share certificate or other communication so given, sent or made and nor shall the Company or any of its Subsidiaries be concerned to see that any Participant actually receives it.

      (B)  To the Company. Save as otherwise herein provided any notice or
           --------------
           communication given by a Participant to the Company shall be delivered or sent to the Company at its registered office (or at such other place or places as the Committee may from time to time determine and notify to Participants) and be effective upon receipt.

2.4    Construction
       ------------

      (A)  In this Scheme where the context so admits

           (i) words importing the masculine gender shall include the feminine and the neuter,

           (ii) words importing the singular shall include the plural and vice versa,

           (iii) any reference to any statute (or a particular chapter part or section thereof) shall include any corresponding previous enactment and subsequent statutory modification or re-enactment thereof and any regulations made thereunder,

           (iv) any reference to a Consultant shall be a reference to an individual or a body corporate as appropriate.

      (C) If any provision of the Scheme or any Award is, or becomes or, is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Scheme or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee materially altering the purpose or intent of the Scheme or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Scheme or any Award shall remain in full force and effect

          (B) The headings contained in this Scheme are for reference purposes only and do not affect its meaning or construction.

3          SHARES AVAILABLE FOR GRANTS
           ---------------------------

3.1        Basic Limitation. The Company shall keep available sufficient
           ----------------
           authorised but unissued Shares to meet in full the exercise of Options. The aggregate number of Shares over which Options may be awarded under the Scheme shall not exceed 400,000. The limitation of this Clause 3.1 shall be subject to adjustment pursuant to Clause 7.1.

3.2        Additional Shares. If any Options are cancelled, forfeited or if any
           -----------------
           Options terminate or lapse for any other reason before being exercised, then the Shares in respect of which such Options relate shall again become available for Awards under the Scheme. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

3.3   Individual Limits. The following limitations shall apply to grants of
      -----------------
      Options:


(i) No Participant shall be granted, in any fiscal year of the Company, Options to purchase more than 200,000 Shares.

(ii) In connection with his or her initial service, a Participant may be granted Options to purchase up to an additional 200,000 Shares which shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionally in connection with any change in the Company's capitalization as described in Section 7.1.

4     ELIGIBILITY
      -----------

4.1   General Rules. Only Directors and Consultants shall be eligible for
      -------------
      designation as Participants by the Committee. No person shall be entitled as of right to participate. In addition, only US Participants may be granted ISOs.

4.2   Ten-Percent Shareholders. A Director or Consultant who owns more than 10%
      ------------------------
      of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

5     OPTIONS
      -------

5.1   Share Option Agreement. Each grant of an Option under the Scheme shall be
      ----------------------
      evidenced by a Share Option Agreement between the Participant and the Company and made under the Common Seal of the Company on the Date of Grant. The Share Option Agreement for US Participants shall specify whether the Option is an ISO or an NSO. The provisions of the various Share Option Agreements entered into under the Scheme need not be identical. Options awarded shall be subject to all applicable terms of the Scheme and may be subject to any other terms that are not inconsistent with the Scheme.

5.2   Waiver of an Option. A Participant may by notice in writing under his Seal
      -------------------
      (or other corporate authority) given within thirty days of the Date of Grant of an Option, disclaim in whole or in part his rights under that Option in which case the Option shall for all purposes be deemed never to have been granted.

5.3   Awards Nontransferable. No Option granted under the Scheme shall be
      ----------------------
      transferable by an individual Participant other than by will, or by the laws of intestate succession. An Option may be exercised during the lifetime of the Participant only by the Participant or by his or her legal representative. Corporate Participants may only exercise an Option by their officers in accordance with their Memorandum and Articles of Association or chapter and bye laws or other governing documents. No Option or interest therein may be transferred, assigned, pledged or hypothecated by a Participant whether during his or her lifetime if an individual (or his legal personal representative after his death), whether by operation of law or otherwise, or be made subject to execution, attachment or similar process or may be transferred otherwise if a corporate Participant.

5.4        Number of Shares. Each Share Option Agreement shall specify the
           ----------------
           number of Shares over which an Option may be granted and shall provide for the adjustment of such number in accordance with Clause 7.1.

5.5        Exercise Price. Each Share Option Agreement shall specify the
           --------------
           Exercise Price. The Exercise Price under an ISO shall not be less than 100% of the Market Value of a Share on the day preceding the Date of Grant, and the Exercise Price under an NSO shall not be less than the par value of a Share. Notwithstanding the foregoing, Options may be granted with a per share exercise price of less than 100% of the Market Value of a Share on the date of grant pursuant to a merger or other corporate transaction.

5.6        Exercisability and Term. Each Share Option Agreement shall specify
           -----------------------
           the date when all or any instalment of the Option is to become exercisable. The Share Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Share Option Agreement may provide for accelerated exercisability in the event of an individual Participant's death, disability or retirement or other events; may provide for accelerated exercisability by a corporate Participant in the event of certain events and may provide for expiration prior to the end of its term in the event of the termination of the Participant's service.

5.7        Modification or Exchange of Options. Within the limitations of the
           -----------------------------------
           Scheme, the Committee may modify, or extend outstanding Options or may accept the cancellation of outstanding options in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant alter or impair his or her or its rights or obligations under such Option.

5.8        Loss of Quotation
           -----------------

           In the event of the Shares being no longer quoted on any stock exchange or quotation system the Board shall have discretion to terminate all unexercised options and participants holding said options shall be entitled to such compensation, if any, of whatever amount or value and consisting of

           (i)   payment in cash; or

           (ii) any other assets or rights;

           as the Board shall at its absolute discretion determine.


5.9        Liquidation. In the event of the Company going into liquidation
           -----------
           (other than for the purpose of merger or re-organisation under Clauses 7.2 and 7.3), unless the Committee otherwise determines in advance of the liquidation all Options shall cease to be exercisable and (save to the extent, if at all, that the Committee may prior to such liquidation at their absolute and uncontrolled discretion determine) Participants shall not be entitled to damages or other compensation of any kind.

6          PAYMENT FOR OPTION SHARES
           -------------------------

6.1        General Rule. The entire Exercise Price of Shares issued upon
           ------------
           exercise of Options shall be payable in cash at the time when such Shares are purchased, except that the Share Option Agreement may specify that payment may be made in any form(s) described in this Clause 6.

6.2        Exercise Sale. To the extent that this Clause 6.2 is applicable,
           -------------
           payment may be made by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

6.3        Other Forms of Payment. To the extent that this Clause 6.3 is
           ----------------------
           applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

7          ADJUSTMENT OF SHARES
           ---------------------

7.1        Adjustments. In the event of a subdivision of the outstanding Shares,
           -----------
           bonus or scrip issue, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the issued Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalisation, a sale of all or a substantial part of the business of the Company, spin-off or a similar occurrence, the Committee may make appropriate adjustments in one or more of (a) the number of Shares for which Options may be available for future Awards under Clause 3, (b) the number of Shares covered by each outstanding Option or (c) the Exercise Price under each outstanding Option. Except as provided in this Clause 7.1, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

7.2        Reorganization: Committee discretions. In the event that the Company
           -------------------------------------
           is a party to a merger, takeover or other reorganization or the Committee considers this is about to occur, the Committee shall, subject to Sections 7.3 and 7.4, be entitled (without the Participant's consent unless the Committee otherwise requires) at its discretion and not withstanding anything herein contained (except the proviso below):

           - to request Participants to exercise outstanding Options in relation to the whole or a specified portion of the Shares to which such Options relate and within such time or times and subject to any other conditions or limitations as the Committee may at its discretion determine; if a Participant does not comply with the aforementioned request such Options shall lapse at the expiry of the time specified for exercise by the Committee.

           - to agree that outstanding Options will be assumed or substituted by the surviving company or its parent (or the acquiring company or its parent where a takeover occurs),

           - to arrange for the continuation by the Company of outstanding Options (if the Company is a surviving company or an acquiring company in a takeover),

           - to make payment of a cash settlement to Participants equal, per Share, to the difference between the amount to be paid for one Share under the agreement of merger or takeover terms and the

                  Exercise Price per Share,

           - to agree to accelerate the exercisability of such outstanding Options followed by the cancellation of Options not exercised,

           - to otherwise vary the exercise of outstanding Options on such conditions as the Committee may decide

           PROVIDED ALWAYS that if the Company and the other party to the transaction constituting the merger, takeover or other re-organization intend that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, this Clause 7.2 shall not apply to the extent that the combining entities independent public accountants determine in good faith that the operation of the relevant discretion given to the Committee aforesaid would preclude the use of "pooling of interests" accounting. In that event clause 7.3 or 7.4 shall apply, as applicable.

7.3        Reorganization - In the event that the Company is a party to a
           --------------
           merger, takeover or other reorganization and that the Company and the other party to the aforesaid transaction intend it to be treated as a "pooling of interests" for financial reporting purposes, outstanding Options shall be subject to the agreement of merger or reorganization or the agreed terms of the takeover. Provided that should the agreement or such terms not provide that outstanding

           Options shall be assumed by the surviving or acquiring Company or its parent, or that equivalent options will be substituted by the surviving or acquiring company, the exercisability and vesting of such outstanding Options shall be fully accelerated and shall be followed by the cancellation of Options not exercised. Any cancellation by the Committee shall not occur earlier than 30 days after such acceleration is effective and participants have been notified of such acceleration.

7.4 Offer for Shares where there are no agreed terms - Notwithstanding the provisions of Clause 7.3, in the event that the Company is the subject of an offer for its securities which is not recommended by the Board to the Company's shareholders or otherwise agreed to by the Board, the exercisability and vesting of outstanding Options shall be fully accelerated. Participants may exercise outstanding Options within the period of 90 days following the date upon which the offer becomes unconditional in all respects. The Committee shall cancel Options not exercised within the aforesaid period.

8          LIMITATION ON RIGHTS

8.1        Retention Rights.  Neither the Scheme nor any Option granted under
           ----------------
           the Scheme shall be deemed to give any individual a right to remain a Director or Consultant of the Company or a Subsidiary (or shall be deemed to give any corporate Participant a right to remain as a
                                                                              14

           Consultant of the Company or a Subsidiary). The Company or its Subsidiaries reserve the right to terminate the service of any Director or Consultant at any time, with or without cause, subject to applicable laws, the Company's Memorandum and Articles of Association and a written employment or services agreement (if any).

8.2        Shareholders Rights. A Participant shall have no dividend rights,
           -------------------
           voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to filing the proper Notice of Exercise and tendering the exercise price for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Notice of Exercise and tender of exercise price is given, except as expressly provided in Clause 7.1.

8.3        Regulatory Requirements. Any other provision of the Scheme
           -----------------------
           notwithstanding, the obligation of the Company to issue Shares under the Scheme shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

9          WITHHOLDING TAXES
           -----------------

If withholding tax obligations arise under local, US State, federal, or other foreign law in connection with any transaction under the Scheme, then the Participant, beneficiary or other person who is subject to such obligations shall make arrangements satisfactory to the Company to meet such obligations. The Company shall not be required to issue any Shares or make any cash payment under the Scheme until such obligations are satisfied.

10         FUTURE OF THE SCHEME
           --------------------

10.1       Term of the Scheme.  the Scheme, as set forth herein, shall become
           ------------------
           effective on 22nd April, 1998. The Scheme shall terminate on 21st April 2008 unless it has previously been terminated under Section 10.2.

10.2       Amendment or Termination.
           ------------------------

           (A) the Board may, at any time and for any reason, amend or terminate the Scheme. An amendment of the Scheme shall be subject to the approval of the Company's shareholders if it increases the aggregate number of Shares over which Options may be awarded under Clause 3.1 of this scheme and the Trintech (Holdings) Limited Share Option 1997 Scheme taken as a whole; or, extends the term of the Scheme (provided that no amendment pursuant to Clause 7.1 shall be regarded as requiring shareholder approval). No Awards shall be granted under the Scheme after the termination thereof.

                  The termination of the Scheme, or any amendment thereof, shall not (subject to Clauses 7.2 and 7.3 ) affect any Option previously granted under the Scheme and notwithstanding such termination, the Company shall continue to act, administer and manage the Scheme in accordance with its terms.

           (B) The Committee may in respect of Directors and Consultants who are or may become primarily liable to taxation outside Ireland on their remunerations amend or alter the provisions of the Scheme and the terms and conditions of Awards as the Committee considers necessary or desirable to take account of relevant overseas taxation or securities laws and the alterations or amendments so made are scheduled to the Scheme.

11         DEFINITIONS
           -----------

11.1       "Award"  means any award of an Option under the Scheme.
            -----

11.2       "Board" means the Company's Board of Directors, as constituted from
            -----
           time to time.

11.3       "Change in Control" means:
            -----------------

           (a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's issued shares or securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization;

           (b) The sale, transfer of other disposition of all or substantially all of the Company's assets;

           (c) A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

           (d) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities (ie issued shares). For purposes of this Subsection
                  (d), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the

                  Exchange Act but shall exclude (i) a trustee or other fiduciary holding shares under an employee benefit plan of the Company or of a Subsidiary (ii) a company owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the ordinary shares of the Company and (iii) an employee or director of the Company or any subsidiary at the time of the transaction or immediately prior thereto.

           A transaction shall not constitute a Change in Control if its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's issued shares immediately before such transaction.

11.4       "Code" means the U.S. Internal Revenue Code of 1986, as amended.
            ----

11.5       "Committee" means a committee of the Board, as described in Clause 2.
            ---------

11.6       "Company" means Trintech Group plc (formerly Trintech (Holdings)
            -------
           Limited), an Irish company.

11.7       "Date of Grant" means the date on which an Option is granted under
            -------------
           the common seal of the Company under the Scheme.

11.8       "Exchange Act" means the U.S. Securities Exchange Act of 1934, as
            ------------
           amended.

11.9       "Exercise Price" means the amount for which one Share may be
            --------------
           subscribed upon exercise of an Option, as specified in the applicable Share Option Agreement.

11.10      "ISO" means an incentive stock option described in section 422(b) of
            ---
           the Code.

11.11      "Internal Revenue Service" means the U.S. Internal Revenue Service.
            ------------------------

11.12      "Directors and Consultants" means (a) a Director of the Company or of
            -------------------------
           a Subsidiary, or (b) a Consultant (whether an individual or a corporate person) who has agreed to perform services for the Company or a subsidiary on a continuous basis for at least one year, whether part-time or full time.

11.13      "Market Value" means the market price of Shares, determined by the
            ------------
           Committee as follows:

           (A) If Shares were traded on the National Market System of NASDAQ or any other securities exchange regulated by the Securities and Exchange Commission (or on any other recognised stock exchange on which Shares may then be listed or dealt in) on the date in question, then the Market Value shall be equal to the higher of par and the closing price reported for such date by the applicable composite-transactions report or any other comparable or equivalent report prepared by the relevant regulatory authority governing the securities exchange on which the Shares are listed or dealt; and

           (B) If (A) is not applicable or if there are two or more listings, then the Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

           Whenever possible, the determination of Market Value by the Committee shall be based on the prices reported in the most recent edition of The Wall Street Journal. Such determination shall be conclusive and
           -----------------------
           binding in all persons.

11.14      "Nominated Director or Consultant" means a Director or Consultant
            --------------------------------
           who shall have been nominated for the purpose of the Scheme under Clause 2.2.

11.15      "NSO" means a stock option not described in sections 422 or 423 of
            ---
           the Code.

11.16      "Option" means an ISO or NSO granted under the Scheme and entitling
            ------
           the holder to acquire by subscription Shares.

11.17      "Participant" means any Director or Consultant who is for the time
            -----------
           being the holder of an Option;

11.18      "Scheme" means this Trintech Group plc Directors and Consultants
            ------
           Share Option Scheme, as it may be amended from time to time.

11.19      "Securities and Exchange Commission" means the U.S. Securities and
            ----------------------------------
           Exchange Commission.

11.20      "Share" means one ordinary share of IR.2p in the capital of the
            -----
           Company and such expression shall if the context admits or requires means one such ordinary share as may be represented by one American Depositary Share (and may be evidenced by one American Depositary Receipt) or otherwise.

11.21      "Share Option Agreement" means the agreement between the Company and
            ----------------------
           a Participant which contains the terms, conditions and restrictions pertaining to his or her option.

11.22      "Subsidiary" means a subsidiary undertaking as defined in Regulation
            ----------
           4 of the European Communities (Companies: Group Accounts) Regulations, 1992.

11.23      "US Participant" means any Participant who, at the time the Option is
            --------------
           granted, is a citizen or resident of the United States of America for federal income tax purposes.

                                                  Individuals Irish Participants
                                                                   Agreement No:
                                                                  5-Year Vesting

TRINTECH GROUP PLC DIRECTORS AND CONSULTANTS
                               SHARE OPTION SCHEME

                        Incentive Share Option Agreement
                        --------------------------------

Trintech (Holdings) Limited an Irish limited corporation `Trintech', hereby grants an option to subscribe for Shares as may be represented by American Depositary Shares and as may be evidenced by American Depositary Receipts to the Participant named below. The terms and conditions of the option are set forth in this cover sheet, in the attachment and in the Trintech Group plc Directors and Consultants Share Option Scheme ("the Scheme").

Date of Option Grant:        ___________________________

Name of Participant:         ___________________________

Social Security No. or

other tax identification:_______________________________

Number of Shares Covered by Option: ____________________

Exercise Price per Share:   $___________________________

(being market value on the day
preceding the date of grant)

Vesting Start Date: ____________________________________
           By signing this cover sheet, you agree to all of the terms and conditions described in the attachment and in the Scheme.

SIGNED, SEALED AND DELIVERED
by the Participant
in the presence of:                                                        Seal:

Witness      Name:__________________________________
-------
             Address:_______________________________

             _______________________________________

             Occupation: ___________________________

GIVEN under the Common Seal
of TRINTECH GROUP PLC

                                                                  5-Year Vesting

TRINTECH GROUP PLC DIRECTORS AND CONSULTANTS

                               SHARE OPTION SCHEME

                             Share Option Agreement
                             ----------------------

Vesting Your right to exercise this Option vests in monthly increments at the rate of 1/36th per month over the three year period starting on the second anniversary of the Date of Grant as shown on the cover sheet. For example, the percentage of the total number of Shares for which this option will be exercisable at the dates specified below is as follows:

                        Anniversary of Date
                        -------------------
                        of Grant                      Percentage
                        --------                      ----------

                        Third                            33-1/3%
                        Fourth                           66-2/3%
                        Fifth                            100%

                        The resulting number of Shares will be rounded up to the nearest whole number. No additional Shares vest after your Trintech services contract or directorship has terminated for any reason.

Term Your Option will expire in any event at the close of business at Trintech headquarters on the day before the 7th anniversary of the Date of Grant, as shown on the cover sheet. (It will expire earlier if your Trintech services contract or directorship terminates, as described below.)

Regular                 If your services as a consultant or directorship of
Termination             Trintech (or any Subsidiary) terminates for any reason
                        except death (or normal retirement or retirement due to Health Reasons - if applicable) then your Option (to the extent exercisable) will expire at the close of business at Trintech headquarters on the 30th day (or such later date as the Committee may decide) after your termination date.

                        Trintech determines when your service terminates for this purpose.

Death If you die as a consultant or director of Trintech (or any Subsidiary), then your Option (to the extent exercisable) will
                                                                              26
                        expire at the close of business at Trintech headquarters on the date one year after the date of death. During that one year period, your personal representatives may exercise your option (to the extent exercisable).

Normal Retirement       If your services as a consultant or directorship of
Early Retirement        Trintech (or any Subsidiary) terminates because of
                        normal retirement or early retirement if applicable due to Health Reasons then your Option (to the extent exercisable) will expire at the close of business at Trintech headquarters on the date one year after your termination date.

Leaves of Absence       For purposes of this Option, your services do not
                        terminate when you go on sick leave or another bona fide leave of absence if the leave was approved by Trintech in writing. But your services will be treated as terminating 90 days after you went on leave, unless your right to return to active work is guaranteed under law or by a contract. Your services terminate, in any event, when the approved leave ends, unless you immediately return to active work.

                                Trintech determines which leaves count for this purpose.

Restrictions on                 Trintech will not permit you to
Exercise                        exercise this Option if the exercise and/or
                                issuance of Shares at that time would violate any applicable law or regulation.

Notice of                       When you wish to exercise this Option you must
Exercise                        notify Trintech by filing the proper "Notice of
                                Exercise" form at the address given on the form.
                                Your notice must specify how many Shares you wish to purchase. Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse's joint names). The notice will be effective when it is received by Trintech.

                                If someone else wants to exercise this Option after your death, that person must prove to Trintech's satisfaction that he or she is entitled to do so.

Form of Payment                 When you submit your Notice of Exercise, you
                                must include payment of the Exercise Price for the Shares you are purchasing. Payment may be made in one (or a combination of both) of the following forms:

                                . Your personal cheque, a cashier's cheque or a money order.

Withholding Taxes                  You will not be allowed to exercise this
                                   Option unless you make acceptable
                                   arrangements to pay any withholding taxes that may be due as a result of the Option exercise.

Restrictions on Resale             By signing this Agreement, you agree not to
                                   sell any Option Shares at a time when
                                   applicable laws or Trintech policies prohibit a sale. This restriction will apply as long as you are a consultant or director of Trintech (or a Subsidiary).

Transfer of Option                 Prior to your death, only
                                   you may exercise this Option (to the extent exercisable). You cannot transfer or assign this Option (to the extent exercisable). For instance, you may not sell this Option or use it as security for a loan. You may, however, dispose of this Option in your will.

                                   Regardless of any marital property settlement agreement, Trintech is not obligated to honour a Notice of Exercise from your former spouse, nor is Trintech obligated to recognise your former spouse's interest in your Option in any other way.

Retention Rights                   Your Option or this Agreement do not give you
                                   the right to be retained by Trintech (or any Subsidiaries) in any capacity.

Shareholder Rights                 You, or your estate or heirs, have no rights
                                   as a
                                   shareholder of Trintech until a proper Notice of Exercise has been filed with Trintech and the exercise price has been tendered. No adjustments are made for dividends or other rights if the applicable record date occurs before a proper Notice of Exercise has been filed with Trintech and the exercise price has been tendered, except as described in the Scheme.

Adjustments                        In the event of a stock split, a stock
                                   dividend or a similar change in Trintech
                                   Shares, the number of Shares covered by this Option and the exercise price per share may be adjusted pursuant to the Scheme. In the event where Trintech is taken over or is a party to a merger, this Option will be handled in accordance with the Scheme.

Applicable law                     This Agreement and the
and Jurisdiction                   Trintech Group plc Directors and Consultants
                                   Share Option Scheme (as the same may be
                                   amended from time to time) will be governed by and construed in accordance with the laws of Ireland and you agree to submit to the non-exclusive jurisdiction of the Irish courts in connection with any disputes which may arise out of or in connection with this Agreement or the Trintech Group plc Directors and Consultants Share Option Scheme.

The Scheme and other               The text of the Trintech Group plc Directors
Agreements                         and Consultants Share Option Scheme is
                                   incorporated in this Agreement by reference.

                                   This Agreement and the Scheme constitute the entire understanding between you and Trintech regarding this Option and any other options, or understandings agreements relating to options over Shares except under the Trintech (Holdings) Limited Executive Share Option Scheme or under this Scheme. Any prior agreements, commitments or negotiations concerning this Option are superseded.

     By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Scheme.

                                                                   Agreement No:
                                                               (US Participants)
                                                                  5-Year Vesting
                                                                     Individuals

TRINTECH GROUP PLC DIRECTORS AND CONSULTANTS
SHARE OPTION SCHEME

                        Incentive Share Option Agreement
                        --------------------------------

Trintech Group plc Directors and Consultants an Irish limited corporation `Trintech', hereby grants an option to subscribe for Shares as may be represented by American Depositary Shares and as may be evidenced by American Depositary Receipts to the Participant named below. The terms and conditions of the option are set forth in this cover sheet, in the attachment and in the Trintech Group plc Directors and Consultants Share Option Scheme ("the Scheme").

Date of Option Grant:      ___________________________

Name of Participant:       ___________________________

Social Security No. or

other tax identification:___________________________

Number of Shares Covered by Option: ________________

Type of Option: Incentive Share Option _____________

Exercise Price per Share:   $_______________________

(being market value on the day
preceding the date of grant)

Vesting Start Date:________________________________
           By signing this cover sheet, you agree to all of the terms and conditions described in the attachment and in the Scheme.

SIGNED, SEALED AND DELIVERED
by the Participant
in the presence of:                                                       Seal:

Witness     Name:________________________________
-------
            Address:_____________________________
            _____________________________________

            Occupation:__________________________
GIVEN under the Common Seal
of TRINTECH GROUP PLC

                                                                   Agreement No:
                                (US Participants (except Officers or Directors))
                                                                  5-Year Vesting

                                    TRINTECH GROUP PLC DIRECTORS AND CONSULTANTS

                                                             SHARE OPTION SCHEME

                        Incentive Share Option Agreement
                        --------------------------------

Incentive Share         This Option is intended to be an incentive stock option
Option                  under section 422 of the Internal Revenue code and will
                        be interpreted accordingly.

Vesting Your right to exercise this Option vests in monthly increments at the rate of 1/60th per month over the five year period starting on the Vesting Start Date, as shown on the cover sheet. For example, the percentage of the total number of Shares for which this option will be exercisable at the dates specified below is as follows:

                        Anniversary of Vesting
                        ----------------------
                        Start Date                    Percentage
                        ----------                    ----------
                        First                             20%
                        Second                            40%
                        Third                             60%
                        Fourth                            80%
                        Fifth                            100%

                        The resulting number of Shares
                        will be rounded up to the nearest whole number. No additional Shares vest after your Trintech services contract or directorship has terminated for any reason.

Term Your Option will expire in any event at the close of business at Trintech headquarters on the day before the 7th anniversary of the Date of Grant, as shown on the cover sheet. (It will expire earlier if your Trintech services contract or directorship terminates, as described below.)

Regular                 If your service as a consultant or directorship of
Termination             Trintech (or any Subsidiary) terminates for any reason
                        except death (or normal retirement or retirement due to Health Reasons - if applicable) then your Option (to the extent exercisable) will expire at the close of business at Trintech headquarters on the 30th day (or such later date as the Committee may decide) after your termination date.

                        Trintech determines when your service terminates for this purpose.

Death If you die as a consultant or director of Trintech (or any Subsidiary), then your Option (to the extent exercisable) will expire at the close of business at Trintech headquarters on the date one year after the date of death. During that one year period, your personal representatives may exercise your option (to the extent exercisable).

Normal Retirement       If your services as a consultant or director of Trintech
Early Retirement        (or any Subsidiary) terminates because of normal
                        retirement or early retirement if applicable due to Health Reasons then your Option (to the extent exercisable) will expire at the close of business at Trintech headquarters on the date one year after your termination date.

Leaves of Absence       For purposes of this Option, your services do not
                        terminate when you go on sick leave or another bona fide leave of absence if the leave was approved by Trintech in writing. But your service will be treated as terminating 90 days after you went on leave, unless your right to return to active work is guaranteed under law or by a contract. Your services terminate, in any event, when the approved leave ends, unless you immediately return to active work.

                        Trintech determines which leaves count for this purpose.

Restrictions on         Trintech will not permit you to exercise this Option if
Exercise                the exercise and/or issuance of Shares at that time
                        would violate any applicable law or regulation.


Notice of               When you wish to exercise this Option you must notify
Exercise                Trintech by filing the proper "Notice of Exercise" form
                        at the address given on the form. Your notice must specify how many Shares you wish to purchase. Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse's joint names). The notice will be effective when it is received by Trintech.

                        If someone else wants to exercise this Option after your death, that person must prove to Trintech's satisfaction that he or she is entitled to do so.

Form of Payment         When you submit your Notice of Exercise, you must
                        include payment of the Exercise Price for the Shares you are purchasing. Payment may be made in one (or a combination of both) of the following forms:

                        . Your personal cheque, a cashier's cheque or a money order.

Withholding Taxes       You will not be allowed to exercise this Option unless
                        you make acceptable arrangements to pay any withholding taxes that may be due as a result of the Option exercise.

Restrictions on Resale  By signing this Agreement, you agree not to sell any
                        Option Shares at a time when applicable laws or

                        Trintech policies prohibit a sale. This restriction will apply as long as you are a consultant or director of Trintech (or a Subsidiary).

Transfer of Option      Prior to your death, only you may exercise this Option
                        (to the extent exercisable). You cannot transfer or assign this Option (to the extent exercisable). For instance, you may not sell this Option or use it as security for a loan. You may, however, dispose of this Option in your will.

                        Regardless of any marital property settlement agreement, Trintech is not obligated to honour a Notice of Exercise from your former spouse, nor is Trintech obligated to recognise your former spouse's interest in your Option in any other way.

Retention Rights        Your Option or this

                        Agreement do not give you the right to be retained by Trintech (or any Subsidiaries) in any capacity.

Shareholder Rights      You, or your estate or heirs, have no rights as a
                        shareholder of Trintech until a proper Notice of Exercise has been filed with Trintech and the exercise price has been tendered. No adjustments are made for dividends or other rights if the applicable record date occurs before a proper Notice of Exercise has been filed with Trintech and the exercise price has been tendered, except as described in the Scheme.

Adjustments             In the event of a stock split, a stock dividend or a
                        similar change in Trintech Shares, the number of Shares covered by this Option and the exercise price per share may be adjusted pursuant to the

                        Scheme. In the event where Trintech is taken over or is a party to a merger, this Option will be handled in accordance with the Scheme.

Applicable law          This Agreement and the Trintech Group plc Directors and
and Jurisdiction        Consultants Share Option Scheme (as the same may be
                        amended from time to time) will be governed by and construed in accordance with the laws of Ireland and you agree to submit to the non-exclusive jurisdiction of the Irish courts in connection with any disputes which may arise out of or in connection with this Agreement or the Trintech Group plc Directors and Consultants Share
                        Option Scheme.

The Scheme and other    The text of the Trintech Group plc Directors and
Agreements              Consultants Share Option Scheme is incorporated in this
                        Agreement by
                        reference.

                        This Agreement and the Scheme constitute the entire understanding between you and Trintech regarding this Option and any other options, or understandings agreements relating to options over Shares. Any prior agreements, commitments or negotiations concerning this Option are superseded.

By entering into this Agreement, you agree to all of the terms and conditions described above and in the Scheme.